UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On April 20, 2018, Steven Madden, Ltd. (the “Company”) entered into an amendment (the “Eighth Dharia Employment Agreement Amendment”) to its existing employment agreement, dated as of January 1, 1998, as previously amended (the “Dharia Employment Agreement”), with Arvind Dharia, the Company’s Chief Financial Officer. The Eighth Dharia Employment Agreement Amendment amends the Dharia Employment Agreement effective as of January 1, 2018 to: (a) extend the term of Mr. Dharia’s employment (which by its terms expired on December 31, 2017) to December 31, 2020, (b) set Mr. Dharia’s base salary at $582,455 for the annual period ending December 31, 2018; at $611,577.75 for the annual period ending December 31, 2019; and at $642,156.64 for the annual period ending December 31, 2020, and (c) provide for an award on May 1, 2018 of 12,500 restricted shares of the Company's common stock, $0.0001 per share, under the Steven Madden, Ltd. 2006 Stock Incentive Plan, as amended, which shares are to vest in three nearly equal installments as follows: 4,167 shares on December 15, 2018; 4,167 shares on December 15, 2019; and 4,166 shares on December 15, 2020. All other terms of the Dharia Employment Agreement remain unchanged.

The foregoing description of the Eighth Dharia Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Amendment No. 8 to Employment Agreement, dated as of April 20, 2018, between the Company and Arvind Dharia.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2018

STEVEN MADDEN, LTD.

By:	/s/ Arvind Dharia
Arvind Dharia
Chief Financial Officer
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